EXHIBIT 99.2

                                  ELECTION FORM

                               TO BE COMPLETED BY
              HOLDERS OF ALLIANCE BANCORPORATION, INC. COMMON STOCK

        This Election Form should be completed, signed and submitted to:

               SIMMONS FIRST TRUST COMPANY, N.A. - TRANSFER AGENT

                                                     By Overnight Delivery
                 By Mail:                              or Hand Delivery:

     Simmons First Trust Company, N.A.         Simmons First Trust Company, N.A.
        Corporate Trust Department                 Corporate Trust Department
               P.O. Box 7009                            501 Main Street,
           Pine Bluff, AR 71611                    Pine Bluff, Arkansas 71601


                       For Information Call: 870-541-1078

     In connection with the Agreement and Plan of Merger, dated October 8, 2003 (the "Merger Agreement"), between Simmons First National Corporation, an Arkansas corporation ("SFNC"), and Alliance Bancorporation, Inc. ("ABI"), an Arkansas corporation, pursuant to which, subject to the fulfillment of certain conditions, ABI will be merged with and into SFNC, with SFNC surviving, you will elect to receive the merger consideration as set forth below pursuant to the terms and conditions of the Merger Agreement and this election form.

COMPLETING AND RETURNING THIS ELECTION FORM DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AT THE SPECIAL MEETING OF THE ABI SHAREHOLDERS, NOR DOES IT SATISFY ANY OF THE REQUIREMENTS FOR THE ASSERTION OF DISSENTERS' RIGHTS, AS DESCRIBED IN THE PROXY STATEMENT/ PROSPECTUS RELATED TO THE MERGER. IN ORDER TO VOTE ON THE MERGER, YOU SHOULD ALSO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD TO THE TRANSFER AGENT BY HAND DELIVERY OR BY MAIL OR IN PERSON AT THE SPECIAL MEETING OF THE ABI SHAREHOLDERS.

PLEASE READ AND FOLLOW CAREFULLY THE ACCOMPANYING INSTRUCTIONS FOR THE ELECTION OF YOUR SHARES.

               IMPORTANT INFORMATION WITH RESPECT TO THE ELECTION


     If you wish to make an election with respect to the form of consideration to be received in exchange for your shares of ABI common stock in connection with the merger of ABI with SFNC, you must (1) complete and sign this election form in the space provided on the subsequent pages and (2) mail or deliver the completed election form in the enclosed envelope to the transfer agent at one of the addresses listed above.

     TO MAKE AN EFFECTIVE ELECTION, THIS ELECTION FORM MUST BE RECEIVED BY SIMMONS FIRST TRUST COMPANY, N.A., THE TRANSFER AGENT, NO LATER THAN 5:00 P.M., CENTRAL STANDARD TIME, ON MARCH 25, 2004.

     ANY SHARES OF ABI COMMON STOCK FOR WHICH YOU DO NOT MAKE AN ELECTION BY 5:00 P.M. ON MARCH 25, 2004 WILL BE AUTOMATICALLY CONVERTED INTO THE RIGHT TO RECEIVE CONSIDERATION IN THE FORM OF $379.978 IN CASH AND 18.1021 SHARES OF SFNC COMMON STOCK PER SHARE OF ABI COMMON STOCK.

     Pursuant to the Merger Agreement, in exchange for your shares of ABI common stock, you may elect to receive $379.978 in cash and 18.1021 shares of SFNC common stock (the "Default Election"), or you may make an optional election ("Optional Election") to receive, (A) solely cash consisting of the sum of $379.978, plus the product of 18.1021 multiplied by the SFNC Average Price, (B) solely SFNC common stock consisting of the number of shares determined by dividing the cash amount that the ABI shareholder could have received under (A) above by the SFNC Average Price, or (C) a combination of cash and shares of SFNC common stock, specified by you as a percentage to be received in the form of cash and SFNC common stock (with the sum of such percentages equal to 100%). The "SFNC Average Price" will equal the average daily ending trade price of SFNC common stock for the ten (10) consecutive trading days ending immediately prior to the fifth trading day preceding the merger. Your ability to elect to receive the consideration set forth in an optional election is subject to certain limitations, and the amount of cash or the number of shares for which you elect to receive through an optional election may be reduced in certain circumstances.

     You may elect, as indicated in the form below, to have the specified number of your shares of $10.00 par value common stock of ABI converted, at the effective time of the merger, into the consideration of cash, SFNC common stock or combination of cash and SFNC common stock indicated below. Your options are as follows:

     o    To exchange all your shares of ABI common stock for cash;

     o    To exchange all your shares of ABI common stock for SFNC common stock;
          or

     o To exchange your shares of ABI common stock for a combination of cash and shares of SFNC common stock, specified by you, as a percentage to be received in the form of cash and SFNC common stock (with the sum of such percentages equal to 100%).

     It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and described in the Proxy Statement/Prospectus.

     CHECKS FOR THE CASH CONSIDERATION AND THE SFNC COMMON STOCK CERTIFICATES WILL NOT BE SENT UNTIL AFTER THE MERGER HAS BEEN COMPLETED AND THE TRANSFER AGENT HAS RECEIVED ALL ADDITIONAL DOCUMENTS IT MAY REQUIRE, INCLUDING A LETTER OF TRANSMITTAL. NO INTEREST WILL ACCRUE OR BE PAYABLE ON THE MERGER CONSIDERATION, INCLUDING ANY CASH CONSIDERATION.

     NOTE: DIFFERENT ELECTIONS HAVE DIFFERENT TAX CONSEQUENCES. FOR INFORMATION ON THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF MAKING A GIVEN ELECTION, SEE "THE MERGER--CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES" IN THE PROXY STATEMENT/PROSPECTUS. HOLDERS OF ABI COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDERS, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW.

     The election procedures, including the maximum aggregate cash to be paid and the maximum aggregate number of shares of SFNC common stock to be issued by SFNC in the merger, are set forth in the Merger Agreement and summarized in the Proxy Statement/Prospectus under "The Merger--Description of the Merger" and "The Agreement and Plan of Merger-- Default Election; Optional Election; Exchange of Certificates." The Merger Agreement provides that the aggregate cash consideration to be paid will be $11,440,000.00 and the aggregate number of shares of SFNC common stock to be issued will be 545,000. In the event that ABI shareholders elect to receive more than $11,440,000 in cash, the amount of cash that those shareholders making optional elections will have the right to receive upon exchange of their shares of ABI common stock will be adjusted on a pro rata basis so that, in the aggregate the cash consideration to be paid will equal $11,440,00.00 and the excess cash elections will be converted into the right to receive SFNC common stock. In the event that ABI shareholders elect to receive more than 545,000 shares of SFNC common stock, the amount of SFNC common stock that those shareholders making optional elections will have the right to receive upon exchange of their shares of ABI common stock will be adjusted on a pro rata basis so that, in the aggregate the number of shares of SFNC common stock to be issued will equal 545,000 and the excess SFNC common stock elections will be converted into the right to receive cash. As a result, you may receive a different combination of consideration than you elected, based on the choices made by other ABI shareholders. Therefore, even if you make a cash election, there is no assurance that you will receive cash in exchange for all of your designated shares of ABI common stock. The only way to be assured of the mix of consideration you will receive is either to (i) elect to receive $379.978 in cash and 18.1021 shares of SFNC common stock per share of ABI common stock, or
(ii) make no election, in either case you will receive consideration in the form of $379.978 in cash and 18.1021 shares of SFNC common stock per share of ABI common stock .

     The transfer agent reserves the right to deem that the you have not made a valid election if:

     o You fail to follow the instructions with respect to the election form or otherwise fail to properly make an election; or

     o A completed election form is not received by the transfer agent by the election deadline of 5:00 p.m., Central Standard Time, on March 25, 2004.

                       INSTRUCTIONS FOR MAKING AN ELECTION

     1. Time in which to Make an Election. For an election to be validly made, the transfer agent must receive the election form, properly completed and executed, at one of the addresses set forth on the front of this election form, prior to 5:00 p.m., Central Standard Time, on March 25, 2004. Any shareholder whose election form is not so received will be deemed not to have made the default and will receive consideration of $379.978 in cash and 18.1021 shares of SFNC common stock per share of ABI common stock. Neither ABI, SFNC nor the transfer agent have any obligation to notify you or anyone else if the transfer agent has not received your election form or that the election form you submitted has not been properly completed, and neither ABI, SFNC nor the transfer agent will incur any liability for any failure to give such notification.

     2. Change or Revocation of Election. An ABI shareholder who has made an election may, at any time prior to the election deadline, change or revoke the shareholder's election by submitting to the transfer agent a revised election form, properly completed and signed. After the election deadline, a holder of ABI common stock may not change or revoke his or her election unless the Merger Agreement is terminated.

     3. Forms of Election by Nominees. Any registered holder of ABI common stock who is a nominee for more than one beneficial owner (provided that shares of ABI common stock held on one account by joint owners will be deemed owned by one beneficial owner) must submit a separate election form for each distinct beneficial owner. Upon the request of SFNC, such registered holder will be required to certify to the satisfaction of SFNC that he or she holds those shares of ABI common stock subject to an election as nominee for the beneficial owner covered by such election form and for no other beneficial owner(s).

     4. Delivery of Election Form. The properly completed and duly executed copy of the election form should be delivered to the transfer agent at one of the addresses set forth above. The method of delivery of the election form is at the option and risk of the owner. All questions as to the validity, form and eligibility of any election form will be determined by the transfer agent, and its determination shall be final and binding. The transfer agent has the absolute right to reject any and all election forms which it determines are not in proper form or to waive minor irregularities in any election form. All elections will be considered in accordance with the terms and conditions of the Merger Agreement. If there is any inconsistency or conflict between the election form and the Merger Agreement, the Merger Agreement shall control in all cases.

     5. Signatures on Election Form. If the election form is signed by the registered holder of certificate(s), the signature must correspond exactly with the name written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If the certificate(s) subject to the election form is owned of record by two or more joint owners, all such owners must sign the election form. If any shares are registered in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate election forms as there are different registrations of certificates. If the election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such person must so indicate when signing, must give his or her full title in such capacity, and must provide evidence satisfactory to the transfer agent of his or her authority to so act. The transfer agent will not deliver the merger consideration until all of these instructions are complied with.

     6. Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the registered holder, such transferee or assignee must pay such tax to SFNC or must establish to the satisfaction of SFNC that such tax has been paid or is not applicable.

     7. Additional Copies. Additional copies of the election form may be obtained from the transfer agent at the mailing address set forth on the front of the election form.

     8. Inquiries. All questions regarding the election form should be directed to the transfer agent at the mailing address as set forth above or by telephone at 870-541-1078.

     9. Non-Consummation of Merger. Consummation of the merger is subject to the approval of the shareholders of ABI and to the satisfaction of certain other conditions, including receipt of regulatory approvals. If the Merger Agreement is terminated for any reason, all elections will be void and of no effect.

                                  ELECTION FORM

     1. ELECTION. Check only one item below. Please note that (as described above) because SFNC will limit the total amount of cash it pays and the total number of shares of SFNC common stock it issues in the merger, there is no guarantee that you will receive the mix of consideration with respect to which you make an optional election, even if you make a proper optional election. If the holders of ABI shares electing to receive cash exceeds the total amount of cash SFNC has agreed to pay in the merger, or if the holders of ABI shares electing to receive SFNC common stock exceeds the total number of shares of SFNC common stock SFNC has agreed to issue in the merger, the amount of cash or the number of shares of SFNC common stock, that the ABI shareholders making optional election will receive, will be reduced on a pro rata basis.

(Choose either the Default Election or One of the Optional Elections)

         DEFAULT ELECTION:

          ____ EXCHANGE EACH SHARE OF ABI COMMON STOCK FOR $379.978 IN CASH AND
               18.1021 SHARES OF SFNC COMMON STOCK.

         OPTIONAL ELECTION:


          ____ EXCHANGE ALL SHARES FOR CASH. The undersigned elects to receive only cash in exchange for all of his or her shares of ABI common stock.


          ____ EXCHANGE ALL SHARES FOR SFNC COMMON STOCK. The undersigned elects to receive only shares of SFNC common stock in exchange for all of his or her shares of ABI common stock.


          ____ EXCHANGE ALL SHARES FOR _______% CASH AND __________% SFNC COMMON
               STOCK. The undersigned elects to receive a combination of cash and shares of SFNC common stock in exchange for his or her shares of ABI common stock. (Please write in the percentages of the consideration that you would like to receive in cash and SFNC common stock in the blanks above. The sum of the percentages inserted must equal 100%.)

2.   DESCRIPTION OF SHARES OF ABI COMMON STOCK.

                                                                                             No. of Shares
     Name(s) and Address(es) of Registered Holder(s)                        Certificate      Represented by
     (Print exactly as name appears on Certificate)                         Number           Certificate


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                                                                       Total Shares:         --------------




3.   SIGN HERE:

Signature(s) of Registered Holder(s)


        ----------------------------

        ----------------------------


(Must be signed by registered holder(s) exactly as name(s) appear(s) on such holder's ABI stock certificate(s). If signed by an attorney, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, the capacity of the person should be indicated. See Instruction 5.) (Attach additional pages if necessary.)

Date  _________________________, 2004

Name(s)

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        (Please print)

Address(es)


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Telephone Number(s)


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Capacity (Full title)


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